UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 9, 2013

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c) Appointment of Certain Officers

On October 9, 2013, the Company appointed a new Chief Financial Officer, Stephen Graham, effective as of October 21, 2013.

Mr. Graham has over 33 years of accounting and finance experience, including 17 years in a Chief Financial Officer capacity. From 2012 until joining Axion, Mr. Graham was an Executive and Financial Consultant, providing Interim CFO and transaction related services to the private equity industry. From 2009 to 2012 he served as Sr. Vice President-Chief Financial Officer, Treasurer and Secretary of Associated Materials, LLC, an international manufacturing and distribution company of building products. From 2008 to 2009, Mr. Graham was the Chief Financial Officer for Wastequip Inc., a national manufacturing company of waste disposal equipment. From 2001 to 2008, Mr. Graham was the Executive Vice President and Chief Financial Officer of Shiloh Industries, Inc. a national manufacturing company of automotive components. Mr. Graham also served as a member of the Board of Directors and Chairman of the Audit Committee for the Neenah Foundry Company from 2006 to 2010. Mr. Graham graduated with a Bachelor’s degree from the University of Toronto in 1979 and received his Chartered Accountant designation in 1982 from the Canadian Institute of Chartered Accountants.

In conjunction with this appointment, we entered into an employment agreement with Mr. Graham. This agreement generally requires this executive to devote substantially all of his business time to our affairs, establishes standards of conduct, prohibits competition with our company during his term in office, affirms our rights respecting the ownership and disclosure of patents, trade secrets and other confidential information, provides for the acts and events that would give rise to termination of such agreements and provides express remedies for a breach of the agreement. Mr. Graham will participate in our standard employee benefit programs, including medical/hospitalization insurance as in effect from time to time. He will receive an automobile allowance and reimbursement for all reasonable business expenses incurred by him on behalf of the Company in the performance of his duties. The provisions of his individual agreement are summarized below:

•	The term of employment is three years.
•	Mr. Graham shall receive an annual salary of $250,000, which is subject to annual review, and a monthly car allowance of $750.
•	Mr. Graham will be granted a 5-year option to purchase 900,000 shares of our common stock at a price of $0.15 per share, 180,000 options shall vest immediately, and thereafter 20,000 options shall vest on the last day of each consecutive calendar month, commencing on October 31, 2013 and ending on September 30, 2016.
•	In consideration of the level of compensation paid to Mr. Graham, the Company will pay him a stipend as an additional inducement to retain his services over the term of his employment as follows: provided he is an employee in good standing in the position of Chief Financial Officer on each of October 21, 2014, October 21, 2015 and October 21, 2016, he will be paid a stipend of $25,000.00, subject to normal withholdings and deductions on the first regularly scheduled payroll following each such date, respectively.

ITEM 9.01. EXHIBITS

Exhibit 99.1	Executive Employment Agreement, dated as of October 9, 2013, between Stephen Graham and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 15, 2013

Axion Power International, Inc.

By:	/s/ Thomas Granville
Thomas Granville Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Executive Employment Agreement, dated as of October 9, 2013, between Stephen Graham and the Company.